Exhibit 1.2

Pricing Agreement

To the Underwriters named

in Schedule I hereto

March 13, 2018

Ladies and Gentlemen:

The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Conditions, dated March 13, 2018, attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement General Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement General Terms and Conditions are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement General Terms and Conditions and the addresses of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement General Terms and Conditions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to such Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement General Terms and Conditions incorporated herein by reference, shall constitute a binding agreement between each Underwriter, on the one hand, and the Company, on the other.

ANNEX I – Page 1

Very truly yours,

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Sabra Purtill
Name:	Sabra Purtill
Title:	Senior Vice President and Treasurer

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                INCORPORATED

As Representatives of the Underwriters listed in

Schedule I hereto

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Name:	Jack D. McSpadden, Jr.
Title:	Managing Director

[Signature Page to the Pricing Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jackie Cleary
Name:	Jackie Cleary
Title:	Managing Director

[Signature Page to the Pricing Agreement]

SCHEDULE I

Underwriters	Principal Amount of Notes due 2048 to be purchased
Citigroup Global Markets Inc.	$125,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$125,000,000
J.P. Morgan Securities LLC.	$50,000,000
U.S. Bancorp Investments, Inc.	$50,000,000
Barclays Capital Inc.	$25,000,000
Credit Suisse Securities (USA) LLC	$25,000,000
Goldman Sachs & Co. LLC	$25,000,000
Wells Fargo Securities, LLC	$25,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$12,500,000
BNY Mellon Capital Markets, LLC	$12,500,000
Deutsche Bank Securities Inc.	$12,500,000
Morgan Stanley & Co. LLC	$12,500,000

Total	$500,000,000

SCHEDULE I

SCHEDULE II

Title of Designated Securities:

4.400% Senior Notes due 2048 (the “2048 Notes”).

Aggregate Principal Amount:

$500,000,000 of the 2048 Notes.

Initial Offering Price by Underwriter:

4.400% of the principal amount of the 2048 Notes, plus accrued interest, if any, from March 15, 2018.

Purchase Price by Underwriter:

98.122% of the principal amount of the 2048 Notes, plus accrued interest, if any, from March 15, 2018.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified Funds for Payment of Purchase Price:

Federal (same day) funds.

Applicable Time:

2:40 p.m. (New York City time) on the date of the Pricing Agreement.

Time of Delivery:

9:00 a.m. (New York City time) on March 15, 2018, or at such other time and date as the Representatives and the Company may agree upon in writing.

Indenture:

Senior Indenture, dated April 11, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated August 9, 2013.

SCHEDULE II – Page 1

Maturity:

March 15, 2048 for the 2048 Notes.

Interest Rate:

4.400% for the 2048 Notes.

Interest Payment Dates:

Semi-annually in arrears on March 15 and September 15, beginning September 15, 2018 for the 2048 Notes.

Redemption Provisions:

The Designated Securities may be redeemed in whole or in part at any time and from time to time at a price to be determined as set forth in the Prospectus under the caption “Description of the Senior Notes—Optional Redemption.”

Defeasance

As set forth in the Prospectus under the caption “Description of the Debt Securities—Defeasance.”

Closing Location:

Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as the Representatives and the Company may agree upon in writing.

Names and Addresses of Representatives:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Merrill Lynch, Pierce, Fenner & Smith

                       Incorporated

One Bryant Park

New York, New York 10036

SCHEDULE II – Page 2

Information Provided by the Underwriters:

The Underwriters have furnished to the Company for use in the Disclosure Package and Prospectus:

(a)	The names of the Underwriters in the table of Underwriters under the caption “Underwriting” in the Prospectus;

(b)	The third sentence of the second paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus; and

(c)	The eighth paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus.

SCHEDULE II – Page 3

SCHEDULE III

•	Final Term Sheet, dated March 13, 2018, relating to the 2048 Notes, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

SCHEDULE III

SCHEDULE IV

The Hartford Financial Services Group, Inc.

$500,000,000

4.400% Senior Notes due 2048

FINAL TERM SHEET

Dated March 13, 2018

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Principal Amount:	$500,000,000

Expected Ratings*:	[Reserved.]

Trade Date:	March 13, 2018

Settlement Date (T+2):	March 15, 2018

Maturity Date:	March 15, 2048

Coupon:	4.400%

Day Count Convention:	30/360, unadjusted

Benchmark Treasury:	2.750% US Treasury due November 15, 2047

Benchmark Treasury Price:	93-01

Benchmark Treasury Yield:	3.111%

Spread to Treasury:	135 basis points

Yield to Maturity:	4.461%

Price to Public:	98.997% of principal amount

Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15, commencing September 15, 2018

Optional Redemption:

Make-Whole Call:	+25 basis points prior to September 15, 2047 (6 months prior to maturity)

Par Call:	On or after September 15, 2047

Proceeds (after underwriting discount and before expenses) to Issuer:	$490,610,000 (98.122% of principal amount)

SCHEDULE IV – Page 1

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	416515 BD5 / US416515BD59

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC U.S. Bancorp Investments, Inc.

Senior Co-Managers:	Barclays Capital Inc. Credit Suisse Securities (USA) LLC Goldman Sachs & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC BNY Mellon Capital Markets, LLC Deutsche Bank Securities Inc. Morgan Stanley & Co. LLC

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free 1-800-831-9146 or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

SCHEDULE IV – Page 2